                                  SCHEDULE 14A
                                   (RULE 14a)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       COMPUTER TASK GROUP, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

(CTG LOGO)

                       COMPUTER TASK GROUP, INCORPORATED

                                                       April 8, 2005

Dear Fellow Shareholder:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, May 11, 2005 at 10:00 a.m.

     Your Proxy card is enclosed. Please indicate your voting instructions and sign, date and mail the Proxy promptly in the return envelope.

                                          Sincerely,

                                       /s/ James R. Boldt
                                       -----------------------------------------
                                          James R. Boldt
                                            Chairman and
                                           Chief Executive Officer

(CTG LOGO)

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 11, 2005

     Computer Task Group, Incorporated will hold its Annual Meeting of Shareholders at its corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Wednesday, May 11, 2005, at 10:00 a.m. for the following purposes:

          1. To elect three members of the Board of Directors, whose terms are described in the proxy statement.

          2. To consider and act upon any other matters that may be brought before the meeting or any adjournment thereof.

     We have selected the close of business on March 25, 2005 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

Buffalo, New York
April 8, 2005
                                          By Order of the Board of Directors,

                                          /s/ Peter P. Radetich
                                          --------------------------------------
                                          Peter P. Radetich
                                            Senior Vice President, Secretary and
                                            General Counsel

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                                PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being mailed on or about April 8, 2005, in connection with the solicitation by the Board of Directors of Computer Task Group, Incorporated of proxies to be voted at the annual meeting of shareholders on May 11, 2005, and any adjournment or postponement of the meeting. The mailing address of the Company's executive office is 800 Delaware Avenue, Buffalo, New York 14209.

     The Board has selected the close of business on March 25, 2005 as the record date for the determination of shareholders entitled to vote at the annual meeting. On that date, the Company had outstanding and entitled to vote 20,868,834 shares of common stock, par value $.01 per share.

     Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy either by executing a subsequently dated proxy or notice of revocation, provided that the subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person at the meeting.

     Under the New York Business Corporation Law ("BCL") and the Company's By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. The shares that are present at the meeting, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority exercises its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the BCL and the Company's By-laws, the directors standing for election may be elected by a plurality of the votes cast. For voting purposes, all votes cast "for," "against," "abstain," or "withhold authority" will be counted in accordance with such instructions as to each item. Broker non-votes will not be counted for any item.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The terms for two Class II directors will expire at the 2005 annual meeting. Directors elected to Class II at the 2005 annual meeting will hold office for a three-year term expiring at the annual meeting of shareholders in 2008 and until their successors are elected and qualified. The BCL requires that all classes shall be as nearly equal in number as possible. The Board has decided to place Thomas E. Baker in Class II. Mr. Baker joined the Board in August of 2004 and filled the vacancy that existed at that time. The Board also decided to move Mr. Beitzel into Class III. If elected, Mr. Beitzel will hold office for a one-year term expiring at the annual meeting of shareholders in 2006 and until his successor is elected and qualified. The shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following nominees:

     - Class II directors -- James R. Boldt and Thomas E. Baker

     - Class III director -- George B. Beitzel

     All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

           NOMINEES FOR CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2005

James R. Boldt                   Mr. Boldt, 53, has been the Chairman, President
                                 and Chief Executive Officer of the Company since May of 2002. From July of 2001 to May of
                                 2002, he was the President and Chief Executive
                                 Officer. From February of 2001 to June 2001,
                                 Mr. Boldt was the Executive Vice President and
                                 Chief Financial Officer. From 1996 until 2001,
                                 Mr. Boldt was Vice President and Chief
                                 Financial Officer of the Company. From 1976 until 1996, Mr. Boldt held various positions with Pratt & Lambert United Inc. most recently that of Vice President and Chief Financial
                                 Officer. Mr. Boldt is Chairman of the Board of
                                 Directors of Child & Family Services. Mr. Boldt has been a Director of CTG since 2001.

Thomas E. Baker                  Mr. Baker, 61, has been the President and
                                 Director of The John R. Oishei Foundation since
                                 2004. From 1998 to 2004, Mr. Baker was the
                                 Executive Director, Secretary and Director of the Foundation. Mr. Baker joined Price
                                 Waterhouse in 1965 where he held various positions and was appointed the Buffalo, New
                                 York Office Managing Partner in 1992. After 20 years as an audit partner, Mr. Baker retired from Price Waterhouse in 1998. Mr. Baker accepted the appointment as the chairman of the Buffalo Fiscal Stability Authority in July 2003 and served through January 2005. Mr. Baker is on the Board of Directors and the Executive
                                 Committee of the Buffalo Niagara Partnership.
                                 Mr. Baker has been a Director of CTG since
                                 2004.

           NOMINEE FOR CLASS III DIRECTOR WHOSE TERM EXPIRES IN 2006

George B. Beitzel                Mr. Beitzel, 76, has been a director of various
                                 corporate boards since his retirement from International Business Machines Corporation in
                                 1987. Mr. Beitzel served at IBM for 32 years, the last 14 as a member of IBM's Board of Directors and Corporate Officer. He is currently a Director of Deutsche Bank Trust
                                 Company Americas, Gevity HR, a professional employer organization, Bitstream, Inc., a developer of computer software for the creation and printing of electronic documents and Actuate Corporation, a provider of web-based business information software. Mr. Beitzel is Chairman Emeritus of Amherst College and the
                                 Colonial Williamsburg Foundation. He is a graduate of the Harvard Business School and served twelve years on the board of directors of the Associates at Harvard Business School.
                                 Mr. Beitzel has been a Director of CTG since
                                 1994.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
                 NOMINEES FOR CLASS II AND CLASS III DIRECTORS

                 CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2006

John M. Palms                    Dr. Palms, Ph.D., 69, is currently
                                 Distinguished University Professor and
                                 Distinguished President Emeritus at the
                                 University of South Carolina. From 1991 until
                                 2002, he was also the President of the
                                 University of South Carolina. From 1989 to
                                 1991, Dr. Palms was the President and Professor of Physics at Georgia State University. Dr.
                                 Palms is a Director and Chairman of the Audit
                                 Committee of

                                 Exelon Corporation, an electrical utility company, Director of SIMCOM International Holdings, Inc. which plans and manages needed testing of devices for electrical safety and compatibility, and Chairman of the Board of Directors of Assurant, Inc., a financial services insurance company. Dr. Palms is the Chairman of the Board of Trustees of the Institute for Defense Analyses. Dr. Palms has been a Director of CTG since 2002.

Daniel J. Sullivan               Mr. Sullivan, 58, has been the President and
                                 Chief Executive Officer of FedEx Ground, an operating unit of FedEx Corporation, since
                                 1998. From 1996 to 1998, he served as Chairman,
                                 President and Chief Executive Officer of
                                 Caliber System. Prior to that, he held the same positions with Roadway Services in 1995. Mr.
                                 Sullivan is a Director of the Pennsylvania
                                 Council of Boy Scouts and a Board member of the Allegheny Conference on Community Development, an organization consisting of leading CEO's in the Pittsburgh, Pennsylvania region. Since
                                 1992, he has also been a Director of G.D.S.
                                 Express in Akron, Ohio. In 2004, Mr. Sullivan was selected as a member of the Flight 93
                                 National Memorial Federal Advisory Commission.
                                 Mr. Sullivan has been a director since 2002.

                CLASS I DIRECTORS WHOSE TERM WILL EXPIRE IN 2007

Randolph A. Marks                Mr. Marks, 69, is co-founder of the Company and
                                 is an independent business consultant. From
                                 1985 to September 1990, Mr. Marks served as
                                 Chairman of the Board of American Brass
                                 Company. Mr. Marks was engaged by the Company as a consultant from March, 1984, until his retirement from the Company in December, 1985.
                                 Prior to March, 1984, Mr. Marks served as
                                 Chairman of the Board and Chief Executive
                                 Officer of the Company commencing in June, 1979, and prior thereto as Chairman of the Board and President of the Company from the time of its organization in 1966. Mr. Marks has been a Director of CTG since 1966.

Randall L. Clark                 Mr. Clark, 61, has been the Chairman of the
                                 Board of Directors of Dunn Tire Corporation since 1996. From 1992 to 1996, Mr. Clark was the Executive Vice President and Chief
                                 Operating Officer of Pratt & Lambert United
                                 Inc. From 1985 to 1991 Mr. Clark served as the
                                 Chairman and Chief Executive Officer of Dunlop
                                 Tire Corporation. Mr. Clark is a Director of
                                 Taylor Devices, HSBC Bank -- Western Region,
                                 The Lifetime HealthCare Companies, Merchants
                                 Mutual Insurance Company and a Director of the Amherst Industrial Development Agency. Mr.
                                 Clark is also on the Council for the State
                                 University of New York at Buffalo, Chairman of the Buffalo Niagara Enterprise, a founding
                                 Director and past President of the Western New
                                 York International Trade Council, a Director of the Buffalo Niagara Partnership and past
                                 Chairman and a director of AAA Western and Central New York. Mr. Clark has been a Director of CTG since 2002.

               SECURITY OWNERSHIP OF THE COMPANY'S COMMON SHARES
                 BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

     As of March 25, 2005, the following persons were beneficial owners of more than five percent of the Company's common stock. The following table shows the nature and amount of their beneficial ownership.

                                              NAME AND ADDRESS             AMOUNT AND NATURE   PERCENT
TITLE OF CLASS                              OF BENEFICIAL OWNER             OF OWNERSHIP(1)    OF CLASS
--------------                              -------------------            -----------------   --------
Common Stock......................  Thomas R. Beecher, Trustee                 3,997,482       19.15%
                                    CTG Stock Employee Compensation
                                    Trust
                                    200 Theater Place
                                    Buffalo, NY 14202
Common Stock......................  Bank of America Corporation                2,192,641(2)    10.51%
                                    Bank of America Corporate Center
                                    100 N. Tryon Street
                                    Charlotte, NC 28255
Common Stock......................  Royce & Associates                         2,053,000(3)     9.84%
                                    1414 Avenue of the Americas
                                    New York, NY 10019
Common Stock......................  Dimensional Fund Advisors Inc.             1,069,150(4)     5.12%
                                    1299 Ocean Avenue, 11th Floor
                                    Santa Monica, CA 90401

---------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(2) Bank of America Corporation, a holding company, has shared voting power with respect to 2,149,841 shares and shared dispositive power with respect to 2,192,641 shares.

(3) Royce & Associates, LLC has sole power to vote or to direct the vote of the shares and sole power to dispose or to direct the disposition of the shares.

(4) Dimensional Fund Advisors Inc. is an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the funds and may be deemed to be the beneficial owner of the shares of the Company held by the funds. All securities reported herein are owned by the funds. Dimensional disclaims beneficial ownership of such securities.

Security Ownership by Management

     As of March 25, 2005 the directors and nominees for director individually, the executive officers named in the compensation table, and all directors and executive officers of the Company as a group, respectively, owned beneficially the following amounts of the Company's common stock.

                                                              AMOUNT AND NATURE
NAME OF INDIVIDUAL                                              OF BENEFICIAL        PERCENT
OF NUMBER IN GROUP                                              OWNERSHIP(1)         OF CLASS
------------------                                            -----------------      --------
James R. Boldt..............................................        494,325(2)         2.4%
Thomas E. Baker.............................................         40,000(3)           *
George B. Beitzel...........................................        301,141(4)         1.4%
Randall L. Clark............................................         90,000(5)           *
Randolph A. Marks...........................................        453,530(6)(7)      2.2%
John M. Palms...............................................        101,800(8)           *
Daniel J. Sullivan..........................................         90,000(9)           *
Arthur W. Crumlish..........................................         58,825(10)          *
Gregory M. Dearlove.........................................         85,246(11)          *
Filip J.L. Gyde.............................................         55,250(12)          *
Thomas J. Niehaus...........................................        120,708(13)          *
All directors and executive officers as a group (15
  persons)..................................................      1,974,007(14)        9.5%

---------------

  * Less than 1 percent of outstanding shares.

 (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

 (2) Amount indicated represents 50,123 shares held by Mr. Boldt in his own name, 20,202 shares which are held by Mr. Boldt as custodian for members of his immediate family and options to purchase 424,000 shares that were exercisable on or within 60 days after March 25, 2005.

 (3) Amount indicated includes options to purchase 40,000 shares that were exercisable on or within 60 days after March 25, 2005.

 (4) Amount indicated represents 114,141 shares held by Mr. Beitzel in his own name, 13,000 shares held by Mr. Beitzel's wife, and options to purchase 174,000 shares that were exercisable on or within 60 days after March 25, 2005.

 (5) Amount indicated represents 10,000 shares held by the Mr. Clark's wife and options to purchase 80,000 shares that were exercisable on or within 60 days after March 25, 2005.

 (6) Under an agreement entered into in February 1981, upon the death of Mr. Marks, the Company will have the option to purchase up to as many shares of common stock owned by him as may be purchased with the proceeds of the insurance on the life of Mr. Marks maintained by the Company (currently $300,000 in the aggregate). The purchase price for the shares will be 90 percent of the market price of such shares on the Friday immediately preceding the date of death.

 (7) Amount indicated represents 227,530 shares held by Mr. Marks in his own name, 6,000 shares held by Mr. Marks' wife, and options to purchase 220,000 shares that were exercisable on or within 60 days after March 25, 2005.

 (8) Amount indicated represents 21,800 shares held by Mr. Palms in his own name and options to purchase 80,000 shares that were exercisable on or within 60 days after March 25, 2005.

 (9) Amount indicated represents 10,000 shares held by Mr. Sullivan in his own name and options to purchase 80,000 shares that were exercisable on or within 60 days after March 25, 2005.

(10) Amount indicated represents 2,325 shares held by Mr. Crumlish in his own name and options to purchase 56,500 shares that were exercisable on or within 60 days after March 25, 2005.

(11) Amount indicated represents 18,996 shares held by Mr. Dearlove in his own name, and options to purchase 66,250 shares that were exercisable on or within 60 days after March 25, 2005.

(12) Amount indicated includes options to purchase 55,250 shares that were exercisable on or within 60 days after March 25, 2005.

(13) Amount indicated represents 33,708 shares held by Mr. Niehaus in his own name and options to purchase 87,000 shares that were exercisable on or within 60 days after March 25, 2005.

(14) Amount indicated includes options to purchase 1,441,750 shares that were exercisable on or within 60 days after March 25, 2005.

                     THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is divided into three classes serving staggered three-year terms. The Board has seven directors and the following four committees: (i) Audit, (ii) Compensation, (iii) Governance and Nominating, and
(iv) Executive. During 2004, the Board held a total of five meetings. Each director attended at least 75% of the total number of Board meetings and the total number of Board committee meetings the respective director was eligible to attend during 2004.

DIRECTOR INDEPENDENCE AND EXECUTIVE SESSIONS

     The Board of Directors has affirmatively determined in January 2005 that each of the six non-management directors, Thomas E. Baker, George B. Beitzel, Randall L. Clark, Randolph A. Marks, John M. Palms and Daniel J. Sullivan is an independent director in accordance with our corporate governance policies and the standards of the New York Stock Exchange and, therefore, that a majority of our Company's seven-person Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between the Company and the Directors classified as independent other than service on our Company's Board of Directors and compensation paid to directors.

     The foregoing independence determination of the Board of Directors also included the conclusions of the Board of Directors that:

     - each of the members of the Audit Committee, Governance and Nominating Committee, and Compensation Committee described in this proxy statement is respectively independent under the standards listed above for purposes of membership on each of these committees; and

     - each of the members of the Audit Committee also meets the additional independence requirements under SEC Rule 10A-3(b).

     Mr. Marks is currently serving as the "lead" independent director for purposes of scheduling and setting the agenda for the executive sessions of the independent directors. It is presently contemplated that these executive sessions will occur at least once during the fiscal year ending December 31, 2005, in conjunction with a regularly scheduled Board meeting, in addition to the separate meetings of the standing committees of the Board of Directors.

     The Board of Directors has also adopted a statement of corporate governance principles that is available on the Company's website as described under "Corporate Governance and Website Information."

Audit Committee

     The Audit Committee is composed of three directors: George B. Beiztel, Chairman, Thomas E. Baker and Daniel J. Sullivan and operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee is available on our Company's website as described below under "Corporate Governance and Website Information." The Audit Committee met six times during 2004.

     The primary purposes of the Audit Committee are to oversee on behalf of the Company's Board of Directors: (1) the accounting and financial reporting processes of the Company and integrity of the Company's financial statements,
(2) the audits of the Company's financial statements and appointment, compensation, qualifications, independence and performance of the Company's independent registered public accounting firm, (3) the Company's compliance with legal and regulatory requirements, (4) the Company's internal audit function, and (5) preparation of the audit committee report that SEC rules require to be included in the annual proxy statement. The Committee's job is one of oversight. Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for auditing those financial statements. It is the Committee's responsibility to monitor and review these processes. It is not the Committee's duty or responsibility to conduct auditing or accounting reviews. Therefore, the Committee has relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on the Company's financial statements.

     The Board of Directors has determined that the members of this Committee are independent as described above under "Director Independence and Executive Sessions." During 2004 the Board of Directors has also determined that all of the members of the Audit Committee meet the requirement of the New York Stock Exchange ("NYSE") listing standards that each member be financially literate. Additionally, the Board of Directors has determined that Thomas E. Baker meets the requirement of the NYSE listing standards that at least one member of the committee has accounting or related financial management expertise and that Mr. Baker is an "audit committee financial expert" as defined in SEC Regulation S-K
Item 401(h). Under the rules of the SEC, the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification. Moreover, the designation of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with such accountants their independence.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE

                          George B. Beitzel, Chairman
                                Thomas E. Baker
                               Daniel J. Sullivan

Compensation Committee

     The Compensation Committee is composed of Randall L. Clark, Chairman, George B. Beitzel and John M. Palms. During 2004, this Committee held a total of two meetings. The Board of Directors has determined that the members of this Committee are independent as described above under "Director Independence and Executive Sessions."

     This Committee has a charter that is available on our Company's website as described below under "Corporate Governance and Website Information." The primary purposes of the Committee are to (1) determine and otherwise discharge the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers, (2) evaluate the performance of the company's executive officers and assess management succession planning, (3) recommend to the Board of Directors the cash and non-cash compensation policies for the non-employee directors, and (4) exercise the authority of the Board of Directors with respect to the administration of the company's stock-based and other incentive compensation plans.

Executive Committee

     The Executive Committee is composed of James R. Boldt, Chairman, George B. Beitzel, Randall L. Clark and Randolph A. Marks. The Committee did not meet during 2004. The Executive Committee is empowered to act for the Board of Directors in intervals between Board meetings, with the exception of certain matters that by law cannot be delegated. The Committee meets as necessary.

Nominating and Corporate Governance Committee and Director Nomination Process

     The Nominating and Corporate Governance Committee is composed of Randolph
A. Marks, Chairman, John M. Palms, Daniel J. Sullivan and Thomas E. Baker. During 2004, this Committee held a total of three meetings.

     This Committee has a charter that is available on our Company's website as described below under "Corporate Governance and Website Information." The primary purposes of the Committee are to (a) recommend to the Board of Directors the individuals qualified to serve on the Company's Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (b) implement the Board's criteria for selecting new directors, (c) develop, recommend to the Board, and assess corporate governance policies for the Company, and (d) oversee the evaluation of the Board.

     The Board of Directors has determined that the members of this committee are independent as described above under "Director Independence and Executive Sessions."

     Director Nominations Made by Shareholders. The Committee will consider nominations timely made by shareholders pursuant to the requirements of our Company's Bylaws referred to in the "Stockholder Proposals" section near the end of past proxy statements and this Proxy Statement. This Committee has not formally adopted any specific elements of this policy, such as minimum specific qualifications or specific qualities or skills that must be possessed by qualified nominees, beyond the Committee's willingness to consider candidates proposed by shareholders.

     Procedure for Stockholders to Nominate Directors. Any shareholder who intends to present a director nomination proposal for consideration at the 2006 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2006 Annual Meeting, must deliver a written copy of the proposal to the Company's principal executive offices no later than the deadline, and in accordance with the notice procedures, specified under "Shareholder Proposals" in this Proxy Statement and in accordance with the applicable requirements of SEC Rule 14a-8.

     If a shareholder does not comply with the foregoing Rule 14a-8 procedures, the shareholder may use the procedures set forth in the Company's Bylaws, although the Company would in the latter case not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders in connection with the next annual meeting of shareholders. For shareholder nominations of directors to be properly brought before an annual meeting by a shareholder pursuant to the Bylaws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company not later than 60 days in advance of the originally scheduled date of the annual meeting of shareholders.

     The shareholder's notice referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Process for Identifying Director Candidates. The Committee's current process for identifying and evaluating nominees for director consists of general periodic evaluations of the size and composition of the Board of Directors with a goal of maintaining continuity of appropriate industry expertise and knowledge of the Company. Since neither the Board nor this Committee has received any shareholder nominations in the past, the Committee has not considered whether there would be any differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

     Source of Recommendation for Current Nominees. The nominees for director included in this Proxy Statement have been formally recommended by the incumbent independent directors who serve on the Nominating and Governance Committee (the members of which include one of the nominees). The Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

     Past Nominations from More Than 5% Stockholders. Under the recently adopted SEC rules referred to above (and assuming consent to disclosure is given by the proponents and nominee), the Company must disclose any nominations for director made by any person or group beneficially owning more than 5% of the Company's outstanding common stock by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year's annual meeting. The Company did not receive any such nominations.

STOCKHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

     Any record or beneficial owner of the Company's common stock who has concerns about accounting, internal accounting controls, or auditing matters relating to the Company may contact the Audit Committee directly. Any record or beneficial owner of the Company's common stock who wishes to communicate with the Board of Directors on any other matters should also contact the Audit Committee. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated. Alternatively, any interested parties may communicate with the presiding independent member of our Board of Directors by writing to Randolph A. Marks, c/o Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209.

     Communications intended to be anonymous may be made by calling the Company's Whistleblower Hotline Service at 800-854-5313 and identifying yourself as an interested party intending to communicate with the Audit Committee (this third party service undertakes to forward the communications to Audit Committee if so requested, assuming the intended recipient is clearly stated). You may also send communications intended to be anonymous by mail, without indicating your name or address, to Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.

     Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company's proxy statement under SEC Rule 14a-8 or intended to be brought before a shareholders' meeting in compliance with the Company's Bylaws are subject to specific notice and other requirements referred to under "Shareholder Proposals" and in applicable SEC rules and the Company's Bylaws. The communications process for shareholders described above does not modify or relieve any requirements for shareholder proposals intended to be presented at a meeting of shareholders. If you wish to make a shareholder proposal to be presented at a meeting of shareholders, you may not communicate such proposals anonymously and may not use the hotline number or Audit Committee communication process described above in lieu of following the notice and other requirements that apply to shareholder proposals intended to be presented at a meeting of shareholders.

     The Company encourages its directors to attend its annual meetings but has not adopted a formal policy requiring this attendance. At our annual meeting on May 5, 2004, the following directors attended the meeting: James R. Boldt, George B. Beitzel, Randall L. Clark, John M. Palms and Daniel J. Sullivan.

CORPORATE GOVERNANCE AND WEBSITE INFORMATION

     The NYSE listing standards generally require that our company implement the revised corporate governance requirements by the date of the Annual Meeting. Our Company believes that it will be in compliance with the corporate governance requirements of the NYSE listing standards as of the date of the Annual Meeting, assuming the Nominees for director are elected and the absence of circumstances beyond our control that would adversely affect such compliance. The principal elements of these governance requirements as implemented by our Company are:

     - affirmative determination by the Board of Directors that a majority of the directors is independent;

     - regularly scheduled executive sessions of independent directors;

     - Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent directors and having the purposes and charters described above under the separate committee headings;

     - internal audit function;

     - corporate governance principles of our Board of Directors;

     - specific Audit Committee authority and procedures outlined in the charter of the Audit Committee; and

     - a code of business conduct and ethics applicable to directors, officers and employees of our company. This code also contains a sub-section that constitutes a code of ethics specifically applicable to the Chief Executive Officer, Chief Financial Officer and other members of the our company's finance department based on their special role in promoting fair and timely public reporting of financial and business information about our company.

The charters of the three committees described above, the corporate governance principles of the Board of Directors, and the code of conduct are available without charge on the Company's website at www.ctg.com, by clicking on "Investors," and then "Corporate Governance." We will also send these documents without charge and in print to any stockholder who requests them.

Director Compensation

     Each non-employee director receives a $15,000 annual retainer, a $1,500 per meeting fee for attending Board meetings, a $1,500 per day fee for each day a committee meeting is held, and $5,000 annual fee for each chairman of a committee. Directors are also reimbursed for expenses they incur while attending board and committee meetings. Directors who are employees of the Company do not receive additional compensation for their services as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its outstanding common stock were complied with for 2004. This belief is based solely on the Company's review of copies of the reports furnished to it and written representations that no other reports were required.

Appointment of Auditors for Fiscal 2004 and Fees

     The Audit Committee of the Company's Board of Directors reappointed KPMG LLP ("KPMG") as the independent registered public accounting firm to audit the Company's financial statements for fiscal 2004.

     A representative of KPMG will be present at the annual meeting of shareholders of the Company. The representative will be given the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions. To the best of the Company's knowledge, no member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. The Audit Committee has determined that the provision of services described under "All Other Fees," below is compatible with maintaining the independent registered public accounting firms independence.

     Audit Fees -- The aggregate fees billed for professional services rendered by KPMG for the audit of the Company's annual financial statements for the last two fiscal years, including the Company's foreign subsidiaries, the reviews of the financial statements included in the Company's Form 10-Q's, and services rendered in connection with the Company's obligations under Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations was approximately $855,600 and $208,881 in 2004 and 2003, respectively. Included in the 2004 balance was approximately $508,000 related to services rendered in connection with Section 404 of the Sarbanes-Oxley Act.

     Audit-Related Fees -- The aggregate fees billed for assurance and related services rendered by KPMG for the last two fiscal years that are reasonably related to the performance of the audit or review of the Company's financial statements was $0 in both 2004 and 2003.

     Tax Fees -- The aggregate fees billed in each of the last two fiscal years for professional services rendered by KPMG for tax compliance work were $7,150 and $0 in 2004 and 2003, respectively.

     All Other Fees -- Other than the fees described above, the Company did not pay any other fees in either 2004 or 2003 to KPMG.

Previous Change in Independent Registered Public Accounting Firm

     On September 23, 2003, the Company engaged KPMG as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2003 and dismissed Deloitte & Touche LLP ("Deloitte"). During the two most recent fiscal years and any interim period prior to their engagement, the Company did not consult with KPMG on any matter. The decision to change accountants was made by the Audit Committee.

     Deloitte had been the independent registered public accounting firm auditing the financial statements of the Company since July 7, 1998. Deloitte's report on the financial statements of the Company as of December 31, 2002 and 2001 and for the years then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its report. Also, during the aforementioned period, there occurred no "reportable event" within the meaning of Item 304(a) (1) (v) of Regulation S-K.

     Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves 100% of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Committee pre-approves each particular service on a case-by-case basis.

     Incorporation by Reference. The Compensation Committee Report, the Audit Committee Report, references to the independence of directors, and the Stock Performance Graph are not deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission, are not subject to the liabilities of
Section 18 of the Securities Exchange Act of 1934, as amended and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities

Exchange Act of 1933, as amended, except to the extent the Company specifically incorporates any such information into a document that is filed.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table shows the annual and long-term compensation paid to the Chairman, President and Chief Executive Officer and to the four other most highly compensated executive officers for services rendered in 2004, 2003, and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                          -------------------------------
                                            ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                     ----------------------------------   ---------------------   -------
                                                              OTHER       RESTRICTED
                                                              ANNUAL        STOCK      OPTIONS/    LTIP      ALL OTHER
NAME AND                              SALARY     BONUS     COMPENSATION    AWARD(S)     SAR'S     PAYOUTS   COMPENSATION
PRINCIPAL POSITION            YEAR     ($)        ($)          ($)           ($)         (#)        ($)       ($) (1)
------------------            ----   --------   --------   ------------   ----------   --------   -------   ------------
James R. Boldt..............  2004   $400,000   $208,234     $     0          $0        40,000      $0        $ 6,150
  Chairman, President and     2003   $400,000   $164,400     $     0          $0        75,000      $0        $ 6,000
  Chief Executive Officer     2002   $400,000   $      0     $     0          $0             0      $0        $ 5,500
Gregory M. Dearlove.........  2004   $285,000   $ 74,183     $     0          $0        15,000      $0        $ 6,150
  Senior Vice President and   2003   $285,000   $ 63,020     $     0          $0        20,000      $0        $ 5,919
  Chief Financial Officer     2002   $285,000   $      0     $     0          $0             0      $0        $ 4,125
Filip J.L. Gyde(2)..........  2004   $232,797   $ 78,422     $71,284          $0        10,000      $0        $23,280
  Senior Vice President and   2003   $207,468   $ 15,892     $62,063          $0        10,000      $0        $20,747
  General Manager,            2002   $259,373   $      0     $66,968          $0             0      $0        $25,260
  CTG Europe
Thomas J. Niehaus...........  2004   $215,000   $132,170     $     0          $0        15,000      $0        $ 6,150
  Senior Vice President       2003   $215,000   $ 36,990     $     0          $0        25,000      $0        $ 6,000
  and General Manager,        2002   $215,000   $      0     $     0          $0        15,000      $0        $ 5,500
  CTG HealthCare Solutions
Arthur W. Crumlish..........  2004   $185,000   $ 49,219     $     0          $0        20,000      $0        $ 6,150
  Senior Vice President,      2003   $185,000   $ 32,592     $     0          $0        15,000      $0        $ 5,550
  Strategic Staffing
    Services                  2002   $185,000   $      0     $     0          $0             0      $0        $ 5,500

---------------

(1) Consists of Company contributions under retirement plans.

(2) Other annual compensation for Mr. Gyde consists of vacation and other premiums, including the cost of providing for a company automobile.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of Randall
L. Clark (Chairman), George B. Beitzel, and John M. Palms, each of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee is responsible for overseeing the administration of the Company's employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for executive officers. This Committee report describes the various components of the Company's executive officer compensation program and the basis on which 2004 compensation was paid to such executive officers, including the executive officers named in the compensation table set forth above.

     Compensation Policy -- The Committee's compensation policies are designed to maintain a direct relationship among executive pay, financial performance of the Company and the creation of shareholder value. Such policies seek to:

     - Provide compensation opportunities that enable the Company to attract and retain qualified executives;

     - Provide compensation that is directly related to the performance of both the Company and the individual;

     - Integrate the compensation programs with the Company's annual and long-term financial and operating objectives; and

     - Align the interests of executive officers with the long-term interests of the Company's stockholders through stock-based award opportunities that can result in ownership of the Company's common stock.

     The Company's executive compensation program attempts to achieve the foregoing objectives by integrating annual base salary with annual cash and stock-based incentives based on both Company and individual performance. Measurement of Company performance is based on operating and financial objectives set at the beginning of each year. As a result, executive compensation tends to be higher in years in which the performance goals are achieved or exceeded. In addition, as an executive's level of responsibility increases, a substantial portion of his or her annual compensation is based on performance incentives. Accordingly, there will be greater variability in an executive's total compensation from year to year based on both the individual's and the Company's actual performance.

     Components of Executive Compensation -- The compensation paid to the Company's executive officers, as reflected in the tables set forth in this Proxy Statement, consisted of annual base salary, annual cash incentive compensation, long-term stock-based incentive compensation and deferred compensation.

     Annual Base Salary -- With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's level of responsibility, individual performance and the salaries of similar positions in the Company and in comparable companies both within and outside our industry who compete for executive talent. The Committee also engages a compensation consultant to advise it with respect to such matters.

     Annual Cash Incentive Compensation -- Each executive officer's total annual compensation consists in part of annual cash incentive compensation. Awards of cash incentive compensation are based on the attainment of one or more specified targeted levels of (i) gross profit, (ii) operating income, (iii) specific assigned objectives, (iv) earnings per share, and (v) individual objectives. The Committee, in awarding cash incentive compensation, considers the recipient's individual contribution toward Company operating profitability, cost containment, leadership, teamwork and the successful implementation of business strategy. The objective of this form of annual compensation is to provide an incentive to certain executives to achieve operating and financial objectives that the Committee believes are primary determinants of shareholder value over time.

     Long-Term Stock-Based Incentive Compensation -- The third component of executive compensation consisted of grants of stock options under the Company's 2000 Equity Award Plan. In making grants of stock options, the Committee considered an executive's contribution toward past and the expected contribution toward future Company performance. Any value that might be received from an option grant depends upon increases in the price of the Company's common stock. Accordingly, the amount of compensation to be received by an executive is directly aligned with increases in shareholder value. Grants of stock options are made to key employees of the Company who, in the opinion of the Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are also intended to reward individuals who remain with the Company and to further align their interests with those of the Company's shareholders. The Committee strongly believes that stock ownership by management and stock-based performance compensation are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

     Stock Options Granted During 2004 -- The Committee granted stock options to various executive officers named in the following table (see Options/SAR Grants in 2004). In general, recipients of the stock options receive the right to purchase shares of common stock of the Company in the future at a price equal to their fair market value determined on the date of grant. The Committee determines the dates and terms upon which option may be exercised, as well as whether the options will be incentive stock options or nonqualified stock options. In determining whether to grant an individual stock options, the Committee considers an executive's contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive.

     Deferred Compensation -- The fourth component of executive compensation may consist of the Company's contribution under the CTG Non-Qualified Key Employee Deferred Compensation Plan for those executives chosen to participate in the Plan. Executives chosen to participate in the Plan are eligible to elect to defer a percentage of their annual cash compensation. In addition, executives are also eligible to receive a Company contribution under the Plan in an amount equal to a specified percentage of the sum of the executive's 2004 base salary and bonus compensation. The Company's contribution percentage and criteria used to determine performance targets are based on the recommendations of the Chairman, President and CEO, subject to the approval of the Committee. The contribution is made in cash or CTG common stock, as determined by the Committee. No contributions were made in 2004 under this Plan.

     Chief Executive Officer Compensation -- The Committee, in setting the compensation for the position of Chief Executive Officer, sought to provide a compensation package which depended in part upon the attainment of both annual and long-term objectives, thereby linking the annual compensation of the CEO to individual performance and the Company's performance. Compensation for the position of CEO consisted of the following: (i) annual base compensation established by the Committee, (ii) cash incentive compensation measured by Company financial performance and the CEO's attainment of specific strategic and organizational objectives, together with an assessment by the Committee and the Board of Directors of the effectiveness of the CEO, (iii) long-term stock-based incentive compensation, and (iv) a contribution under the CTG Non-Qualified Key Employee Deferred Compensation Plan. Mr. Boldt's 2004 compensation consisted of base compensation of $400,000, a bonus of $208,234 and a grant of 40,000 stock options at $4.90 per share.

     Section 162(m) of the Internal Revenue Code -- Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to any "covered employee" in any taxable year. The term "covered employee" is defined as the Chief Executive Officer and the four other highest paid executive officers of the corporation. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is "performance based" as defined in Section 162(m). The 2000 Equity Award Plan has been designed to meet the requirements for deductibility.

                    SUBMITTED BY THE COMPENSATION COMMITTEE

                           Randall L. Clark, Chairman
                               George B. Beitzel
                                 John M. Palms

                           COMPANY PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total shareholder returns for the Company's common stock, the S&P 500 Index, and a Peer Group, assuming a base index of $100 at the end of 1999. The cumulative total return for each annual period within the five years presented is measured by dividing (1) the sum of (A) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period by (2) the share price at the beginning of the period. The calculations exclude trading commissions and taxes.

                              (PERFORMANCE GRAPH)

              --------------------------------------------------------------------------------------------
                                                  Dec 99    Dec 00    Dec 01    Dec 02    Dec 03    Dec 04
              --------------------------------------------------------------------------------------------
                Computer Task Group Inc            100      26.77     26.78     23.73     26.44     38.07
              --------------------------------------------------------------------------------------------
                S&P 500 Index                      100      90.90     80.09     62.39     80.29     89.03
              --------------------------------------------------------------------------------------------
                Peer Group                         100      22.80     37.72     17.77     24.33     25.62
              --------------------------------------------------------------------------------------------

     The Peer Group comprises the following companies which are in the business of providing software and information technology (IT) services: Alternative Resources Corporation(1); American Management Systems, Incorporated(1); Analysts International Corporation; Ciber, Inc.; Computer Horizons Corp.; Compuware Corporation; Keane, Inc.; and Technology Solutions Company.
---------------

(1) Included through 2003 as these companies were acquired during 2004.

Option/SAR Grants, Exercises and Holdings

     The following tables set forth certain information concerning stock options granted and exercised during 2004, and unexercised options held as of the end of 2004, by the named executives:

                           OPTIONS/SAR GRANTS IN 2004

                                                                                            POTENTIAL             POTENTIAL
                                                                                       REALIZABLE VALUE AT   REALIZABLE VALUE AT
                          NUMBER OF                                                      ASSUMED ANNUAL        ASSUMED ANNUAL
                         SECURITIES      PERCENT OF TOTAL                                RATES OF STOCK        RATES OF STOCK
                         UNDERLYING        OPTIONS/SARS     EXERCISE OR                PRICE APPRECIATION    PRICE APPRECIATION
                        OPTIONS/SARS        GRANTED TO      BASE PRICE    EXPIRATION   FOR OPTION TERM(1)    FOR OPTION TERM(1)
NAME                   GRANTED IN 2004    EMPLOYEES 2004     PER SHARE       DATE            5% ($)                10% ($)
----                   ---------------   ----------------   -----------   ----------   -------------------   -------------------
James R. Boldt.......      13,522              1.43%           $4.90       3/3/2019          $71,487              $210,517
                           26,478              2.80%           $4.90       3/3/2014          $72,349              $179,083
Gregory M. Dearlove..      15,000              1.59%           $4.90       3/3/2014          $37,940              $ 92,683
Filip J.L. Gyde......      10,000              1.06%           $4.90       3/3/2014          $30,816              $ 78,093
Thomas J. Niehaus....      15,000              1.59%           $4.90       3/3/2014          $37,940              $ 92,683
Arthur W. Crumlish...      20,000              2.12%           $4.90       3/3/2014          $50,587              $123,578

---------------

(1) The dollar amounts under these columns use the five (5%) percent and ten (10%) percent annual rates of stock price appreciation prescribed by the SEC. This presentation is not intended to forecast future appreciation of the Company's stock.

   AGGREGATE OPTION/SAR EXERCISES IN 2004 AND 2004 YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/SARS
                                  SHARES                       FISCAL YEAR END             AT FISCAL YEAR END
                                 ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                            ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
James R. Boldt................       0           $0        406,500        387,500       $423,375       $794,125
Gregory M. Dearlove...........       0           $0         57,500         77,500       $203,200       $219,700
Filip J.L. Gyde...............       0           $0         53,000         42,000       $ 27,250       $ 31,200
Thomas J. Niehaus.............       0           $0         65,750         68,750       $ 29,250       $ 65,250
Arthur W. Crumlish............       0           $0         47,750         55,000       $108,613       $118,412

Executive Supplemental Benefit Plan

     The Company maintains an Executive Supplemental Benefit Plan (Supplemental
Plan) which provides one current and certain former executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 in order to freeze the then current benefits, provide no additional benefit accruals for participants and to admit no new participants. As a result of this action, the Company reduced its annual Supplemental Plan expense from approximately $1.1 million in 1994 to approximately $0.6 million in 2004. Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee's base compensation at termination or as of December 1, 1994, which ever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is a member of a successor plan, the normal retirement age is increased to 65.

     On November 30, 1994, the Supplemental Plan was also amended to provide that in the event of a change of control, participants employed at that time shall be entitled to receive a lump sum benefit equivalent to the present value of 50% of their base compensation as of the date of the change of control. A change of control will occur if (1) any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as the ownership of stock of the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of combined voting power of the Company's then outstanding voting securities; (2) during any period of 24 consecutive months, individuals who at the beginning of the period constitute the Board and any new director whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors (other than in connection with the contested election), before the beginning of the period cease, for any reason, to constitute at least a majority thereof; or (3) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation described in the Supplemental Plan.

     Plan participants may request the Committee to begin the payment of retirement benefits beginning at age 55. It is within the discretion of the Compensation Committee as to whether or not a participant will be permitted to receive early retirement benefits.

     Mr. Boldt did not participate in the Supplemental Plan. One current director and one current employee and 19 former employees are covered by the Supplemental Plan.

Non-Competition and Employment Agreements

     On July 16, 2001, the Company entered into an employment agreement with Mr. Boldt. The agreement will continue in effect until either party provides 60 days prior written notice to the other that it does not wish to continue Mr. Boldt's employment. The agreement provides for an annual base salary of $400,000. In the event the Company terminates Mr. Boldt's employment for other than cause (as defined in the agreement) or Mr. Boldt terminates his employment for good reason (as defined in the agreement) or he dies or becomes disabled, the Company will pay as severance to Mr. Boldt an amount equal to the average annual total compensation paid to Mr. Boldt during the three prior years (which includes the current year). The severance is payable in 26 consecutive bi-weekly installments. The Company will also continue certain medical benefits during such period. If at the end of the twelve-month period, Mr. Boldt is not employed, he will continue to receive such compensation and benefits for up to an additional six months. The agreement also prohibits Mr. Boldt from competing with the Company for a period of one-year following the termination of employment.

Change in Control Agreements

     On July 16, 2001, the Company entered into a change in control agreement with Mr. Boldt. The agreement provides that upon the occurrence of a change in control, Mr. Boldt will become fully vested in and entitled to exercise immediately all stock related awards he has been granted under any plans or agreements of the Company. The Agreement goes on to provide that upon the termination of Mr. Boldt's employment (a) without cause by the Company or by himself with good reason within 24 months following a change in control or (b) by himself for any reason within 6 months after a change in control, Mr. Boldt will receive three times his full salary and bonus as well as a lump sum to cover fringe benefits. A change in control will occur if (1) the Company's stockholders approve (a) the dissolution or liquidation of the Company, (b) the merger or consolidation or other reorganization of the Company with any other entity other than a subsidiary of the Company, or (c) the sale of all or substantially all of the Company's business or assets or (2) any person other than the Company or its subsidiaries or employee benefit plans becomes the beneficial owner of more than 20% of the combined voting power of the Company's then outstanding securities or (3) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

     Each of the named executives in the cash compensation table has entered into a change of control agreement with the Company. These agreements contain provisions that are generally similar to that of Mr. Boldt except that in the event their employment is terminated by the Company without cause by themselves with good reason within 24 months after a change in control, such executives would receive two times their salary and bonus.

Non-Qualified Key Employee Deferred Compensation Plan

     On February 2, 1995 the Compensation Committee approved the creation of a Non-Qualified Key Employee Deferred Compensation Plan. The Deferred Compensation Plan is intended as a successor plan to the Supplemental Plan. Participants in the Deferred Compensation Plan are eligible to (1) elect to defer a percentage of their annual cash compensation and (2) receive a Company contribution of a percentage of their base compensation and annual bonus if the Company attains annual defined performance objectives.

     The Chief Executive Officer, subject to the approval of the Compensation Committee, recommends (1) those key employees who will be eligible to participate and (2) the percentage of a participant's base and bonus compensation which will be contributed each year to the Deferred Plan if the Company attains annual defined performance objectives. All amounts credited to the participant are invested, as determined by the Compensation Committee, and the participant is credited with actual earnings of the investments. Company contributions, including investment earnings, may be cash or the stock of the Company.

     Plan participants have a 100% nonforfeitable right to the value of their corporation contribution account after the fifth anniversary of the employment with the Company. If a participant terminates employment due to death, disability, retirement at age 65, or in the event a change of control (as defined in the CTG Executive Supplemental Benefit Plan previously recited) occurs, the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited in the event a participant incurs a separation from service for cause. Participants are 100% vested in their own contributions. All amounts in the Deferred Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company. In 2004, as the Company did not attain defined operating income objectives, no award for eligible participants was made to the plan.

Directors' and Officers' Liability Insurance

     The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors' and officers' liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policy, with a policy period effective April 1, 2004, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $416,000.

Certain Relationships and Related Transactions

     During 2004 Mr. Marks, a director of the Company, received an annual sum of $90,000 payable monthly under the terms of the Supplemental Plan. Under the terms of a non-competition agreement that covered the period from March 1984 through October 1995, Mr. Marks also receives the same medical benefits as those provided to officers of the Company. The Company also paid the premiums on a life insurance policy for Mr. Marks with a face value of $300,000.

                               OTHER INFORMATION

     A shareholder giving a proxy may revoke it at any time before it is exercised. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company's shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders which are intended to be included in the Company's Proxy Statement relating to its May 2006 annual meeting of shareholders must be received at the Company's principal executive offices not later than December 9, 2005. A shareholder who wishes to present a proposal for consideration at the 2006 annual meeting without inclusion of such proposal in the Company's proxy materials must give written notice of the proposal to the Secretary of the Company not later than sixty days in advance of the date of such meeting.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2005 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

April 8, 2005

                                          By Order of the Board of Directors
                                                                            sku#
0554-PS-05

                                                                          ZCTG82

                                  DETACH HERE

                                     PROXY

                       COMPUTER TASK GROUP, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Peter P. Radetich and Randall L. Clark and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the "Company") which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company's 401 (K) Profit Sharing Retirement Plan (the "Plan") to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company's Headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, May 11, 2005 at 10:00 a.m. or at any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                      MARK, SIGN AND DATE ON REVERSE SIDE

COMPUTER TASK GROUP, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694




                                                                          ZCTG81
                                  DETACH HERE

[X] PLEASE MARK                                   |                                                                        |   0554
    VOTES AS IN                                                                                                            |
    THIS EXAMPLE.                                                                                                          |
                                                                                                                            -------

1. Election of Directors                                     2. Said proxies are given discretionary authority to vote and act upon such other matters as may properly come before the meeting or any
   CLASS II NOMINEES:  (01) James R. Boldt                      adjournment thereof.
                       (02) Thomas E. Baker

   CLASS III NOMINEES: (03) George B. Beitzel

                FOR                 WITHHELD
                ALL    [  ]    [ ]  FROM ALL
              NOMINEES              NOMINEES

          [ ]
            --------------------------------------
            For all nominees except as noted above
                                                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING                    [ ]



                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                  [ ]

                                                              Please date and sign exactly as name appears hereon. Each joint tenant must sign. When signing as attorney, executor, trustee, etc., give full title. If signer is a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by an authorized person.

                                                              Please sign, date and return this proxy today. No postage is required.
                                                              A business reply envelope is enclosed for your convenience.


Signature:                                         Date:          Signature:                                         Date:
          ----------------------------------------      ---------           -----------------------------------------     ---------